Exhibit 10.6

LEMONADE, INC.

102 OPTION AGREEMENT

Made as of the        day of

BETWEEN:	Lemonade, Inc. A company incorporated under the laws of the State of Delaware (hereinafter the “Company”)

on the one part;

AND:
I.D. No: Address: (hereinafter the “Optionee”)

on the other part;

WHEREAS,	the Company duly adopted and the Board approved the A&R 2015 Incentive Share Option Plan, as might be further amended from time to time, a copy of which is attached as Exhibit A attached hereto, forming an integral part hereof (the “Option Plan” or the “ISOP”); and

WHEREAS,	Pursuant to the ISOP, the Company has decided to grant Options to purchase Shares of the Company to the Optionee, and the Optionee has agreed to such grant, subject to all the terms and conditions as set forth in the ISOP and as provided herein;

NOW, THEREFORE, it is agreed as follows:

1.	Preamble and Definitions

1.1	The preamble to this agreement constitutes an integral part hereof.

1.2	Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the ISOP.

2.	Grant of Options

2.1	The Company hereby grants to the Optionee the number of Options as set forth in Exhibit B attached hereto, each Option shall be exercisable into one Share (subject to the adjustments set forth in Section 4 hereunder), upon payment of the Purchase Price as set forth in Exhibit B, subject to the terms and the conditions as set forth in the ISOP and as provided herein.

2.2	The Optionee is aware that the Company intends in the future to issue additional shares and to grant additional options to various entities and individuals, as the Company in its sole discretion shall determine.

3.	Period of Option and Conditions of Exercise

3.1	The terms of this Option Agreement shall commence on the Date of Grant and terminate at the Expiration Date, or at the time at which the Option expires or otherwise terminates pursuant to the terms of the ISOP or pursuant to this Option Agreement.

3.2	Options may be exercised only to purchase whole Shares, and in no case may a fraction of a Share be purchased. If any fractional Share would be deliverable upon exercise, such fraction shall be rounded up one-half or less, or otherwise rounded down, to the nearest whole number.

4.	Reserved

5.	Vesting; Period of Exercise

5.1	Subject to the provisions of the ISOP, Options shall vest and become exercisable according to the Vesting Dates set forth in Exhibit B attached hereto, provided that the Optionee is an Employee of or providing services to the Company and/or its Affiliates on the applicable Vesting Date.

5.2	All unexercised Options granted to the Optionee shall terminate and shall no longer be exercisable on the Expiration Date, as described in Section 10.2 of the ISOP.

6.	Exercise of Options

6.1	Options may be exercised in accordance with the provisions of Section 10.1 of the ISOP.

6.2	In order for the Company to issue Shares upon the exercise of any of the Options, the Optionee hereby agrees to sign any and all documents required by any applicable law and/or by the Company’s Articles. The Optionee further agrees that in the event that the Company and its counsel deem it necessary or advisable, in their sole discretion, the issuance of Shares may be conditioned upon certain representations, warranties, and acknowledgments by the Optionee.

6.3	Pursuant to Section 7.3 of the ISOP and, when applicable, subject to the provisions of Section 102, until the consummation of an IPO, any Shares acquired upon the exercise of Options shall be voted by an irrevocable proxy, attached as Exhibit C hereto (the “Proxy”). The Company shall be entitled to request the Trustee to sign a similar proxy, covering the period during which the Shares are held in trust by the Trustee and the Trustee is authorized to grant such proxy.

6.4	The Company shall not be obligated to issue any Shares upon the exercise of an Option if such issuance, in the opinion of the Company, might constitute a violation by the Company of any provision of law.

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7.	Restrictions on Transfer of Options and Shares and Additional Provisions

7.1	The transfer of Options and the transfer of Shares to be issued upon exercise of the Options shall be subject to the limitations set forth in the ISOP, this Agreement, and in the Company’s Articles (including without limitation, any rights of first refusal as may be specified therein), in any shareholders’ agreement to which the holders of ordinary shares of the Company are bound or in any applicable law including securities law of any jurisdiction.

7.2	With respect to any Approved 102 Option, subject to the provisions of Section 102 and any rules or regulations or orders or procedures promulgated thereunder, an Optionee shall not sell or release from trust any Share received upon the exercise of an Approved 102 Option and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102 of the Ordinance. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 of the Ordinance and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Optionee.

7.3	With respect to Unapproved 102 Option, if the Optionee ceases to be employed by the Company or any Affiliate, the Optionee shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated thereunder.

7.4	The Optionee acknowledges that in the event Company’s shares shall be registered for trading in any public market, the Optionee’s right to sell Shares may be subject to limitations (including a lock-up period), as will be required by the Company or its underwriters, and the Optionee unconditionally agrees and accepts any such limitations. The Optionee acknowledges that in order to enforce the above restriction, the Company may impose stop-transfer instructions with respect to the exercised Shares.

7.5	The Optionee shall not dispose of any Shares in transactions which violate, in the opinion of the Company, any applicable laws, rules and regulations.

7.6	The Optionee agrees that the Company shall have the authority to endorse upon the certificate or certificates representing the Shares such legends referring to the foregoing restrictions, and any other applicable restrictions as it may deem appropriate (which do not violate the Optionee’s rights according to this Option Agreement).

7.7	The Optionee agrees that in the event that the shareholders of the Company receive a purchase offer regarding their shares in the Company, and the purchase offer is conditioned upon the sale of all or substantially all of the issued and outstanding share capital of the Company (a “Purchase Offer”), and shareholders holding the requisite majority required under the Company’s Articles (as amended from time to time) indicate their acceptance of such offer (which majority may include the Shares, as further specified in the Proxy attached hereto) (a “Bring Along Transaction”), then the Optionee will be required to sell or exchange all of his or her shares of the Company in the same transaction at the same price and on the same terms and conditions as applicable, including without limitation signing and executing any documents required to effectuate such transaction and taking all necessary action in connection therewith, but without derogating from the power and authority granted by the Optionee to the proxy under the irrevocable Proxy.

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8.	Taxes; Indemnification

8.1	The Optionee agrees that the Company does not have a duty to design or administer the ISOP or its other compensation programs in a manner that minimizes the Optionee’s tax liabilities. Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company and/or its Affiliates, the Trustee or the Optionee), hereunder, shall be borne solely by the Optionee. The Company and/or its Affiliates and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. In the event that the Company and/or its Affiliates determine that it is required to withhold any tax as a result of the exercise of this Option, the Optionee, as a condition to the exercise of this Option, shall make arrangements satisfactory to the Company and/or its Affiliates to enable it to satisfy all withholding requirements. The Optionee shall also make arrangements satisfactory to the Company and/or its Affiliates to enable it to satisfy any withholding requirements that may arise in connection with the disposition of Shares purchased by exercising this Option. Furthermore, the Optionee hereby agrees to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

8.2	The Optionee will not be entitled to receive from the Company and/or the Trustee any Shares allocated or issued upon the exercise of Options prior to the full payments of the Optionee’s tax liabilities arising from Options which were granted to him and/or Shares issued upon the exercise of Options. For the avoidance of doubt, neither the Company nor the Trustee shall be required to release any share certificate to the Optionee until all payments required to be made by the Optionee have been fully satisfied.

8.3	The receipt of the Options and the acquisition of the Shares to be issued upon the exercise of the Options may result in tax consequences. THE OPTIONEE IS ADVISED TO CONSULT A TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

8.4	With respect to Approved 102 Options, the Optionee hereby acknowledges that he or she is familiar with the provisions of Section 102 and the regulations and rules promulgated thereunder, including without limitations the type of Option granted hereunder and the tax implications applicable to such grant. The Optionee accepts the provisions of the trust agreement signed between the Company and the Trustee, attached as Exhibit D hereto, and agrees to be bound by its terms.

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9.	Miscellaneous

9.1	No Obligation to Exercise Options. The grant and acceptance of these Options imposes no obligation on the Optionee to exercise it.

9.2	Confidentiality. The Optionee shall regard the information in this Option Agreement and its exhibits attached hereto, as well as any related documents and materials provided to Optionee in connection therewith, as confidential information and the Optionee shall not reveal its contents to anyone except when required by law or for the purpose of gaining legal or tax advice.

9.3	Data Privacy Notice and Consent. In accepting the Options herein, the Optionee expressly consents to the collection, use and transfer, in electronic or other form, of his personal Data, as described below, by and among Company and its Affiliates and/or Trustee and/or other custodian and/or the applicable tax authorities for the exclusive purpose of implementing, administering and managing Optionee’s participation in the ISOP. In addition, the Optionee acknowledges that Company and/or Affiliates may hold certain personal information concerning the Optionee, including, but not limited to, the Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Company and/or Affiliates, details of all Options or any other entitlement to shares awarded, canceled, vested, unvested or outstanding in the Participant’s favor (“Data”), for the purpose of implementing, administering and managing the ISOP; (ii) Data may be transferred to any third parties assisting in the implementation, administration and management of the ISOP, including to third parties outside of the jurisdiction in which the Optionee resides and further transfers thereafter, or elsewhere, and that the third parties’ countries may have different data privacy laws and protections than the Optionee’s country; and (iii) Participant may request a list with the names and addresses of such third parties by contacting the Company. The Optionee further acknowledges that he may refuse or withdraw his consent to the above at no cost by contacting in writing the Company and that such refusal or withdrawal of consent may affect the Optionee’s ability to participate in the ISOP.

9.4	Continuation of Employment or Service. Neither the ISOP nor this Option Agreement shall impose any obligation on the Company and/or an Affiliate to continue the Optionee’s employment or service and nothing in the ISOP or in this Option Agreement shall confer upon the Optionee any right to continue in the employ or service of the Company and/or an Affiliate or restrict the right of the Company and/or an Affiliate to terminate such employment or service at any time.

9.5	No other Rights. The Optionee hereby acknowledges that participation in the ISOP is voluntary. The value of the Options is an extraordinary item of compensation outside the scope of the Optionee’s normal employment and compensation rights, if any. As such, the Options are not part of normal or expected compensation for purposes of calculating any payments due to severance, resignation, redundancy, end of service, bonuses, long-service awards, pensions or retirement benefits or similar payments unless specifically and otherwise provided in the plans or agreements governing such compensation. The ISOP is discretionary in nature and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of Options under the ISOP is a one-time benefit and does not create any contractual or other right to receive any other grant of Options or other awards under the ISOP in the future. Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of the grant, the form of award, number of shares subject to an award, vesting, and exercise or settlement provisions, as relevant.

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9.6	Entire Agreement. Subject to the provisions of the ISOP as may be amended or supplemented from time to time by the Company, to which this Option Agreement is subject, this Option Agreement, together with the exhibits hereto, constitute the entire agreement between the Optionee and the Company with respect to Options granted hereunder, and supersedes all prior agreements, understandings and arrangements, oral or written, between the Optionee and the Company with respect to the subject matter hereof.

9.7	No Waiver; Severability. The failure of any party to enforce at any time any provisions of this Option Agreement or the ISOP shall in no way be construed to be a waiver of such provision or of any other provision hereof. If one or more of the provisions of this Option Agreement shall be held unenforceable, the enforceability of the remaining provisions shall not be affected; to the extent permissible by law, any provisions which could be deemed null and void shall first be revised retroactively to permit the provisions herein to be interpreted to carry out their intent and the intent of this Option Agreement and the ISOP.

9.8	Provisions of the ISOP. The Options provided for herein are granted pursuant to the ISOP and said Options and this Option Agreement are in all respects governed by the ISOP and subject to all of the terms and provisions of the ISOP. In the event of a conflict between the provisions of the ISOP and this Option Agreement, the terms and conditions of the ISOP shall prevail. However, this Option Agreement sets out specific terms for the Options, and those terms shall prevail over more general terms in the ISOP on the same issue, if any, or in the event of a conflict between such terms.

9.9	Binding Effect. The ISOP and this Option Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereof.

9.10	Notices. All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered mail or delivered by email or facsimile with written confirmation of receipt to the Optionee and/or to the Company at the addresses shown on the letterhead above, or at such other place as the Company may designate by written notice to the Optionee. The Optionee is responsible for notifying the Company in writing of any change in the Optionee’s address, and the Company shall be deemed to have complied with any obligation to provide the Optionee with notice by sending such notice to the address indicated on the letterhead above. Notwithstanding the foregoing, to the extent permitted by law, Company may deliver any documents related to the ISOP, this Option Agreement and/or to the Options by electronic means. The Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the ISOP through an on-line or electronic system established and maintained by Company or another third party designated by Company.

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9.11	Language. If the Optionee has received the terms of this Option Agreement or any other ISOP related documents translated into a language other than English and if the translated version is different than the English version, the English version will control.

9.12	Counterparts. This Option Agreement may be executed in two or more counterparts, each of which shall he deemed an original and all of which together shall constitute one instrument.

Lemonade, Inc.

Name: Shai Wininger
Title: President & COO

Attachments:

Exhibit A: 2015 Incentive Share Option Plan
Exhibit B: Terms of the Option
Exhibit C: Proxy
Exhibit D: Trust Instrument

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EXHIBIT B
TERMS OF THE OPTION

Name of the Optionee:

Date of Grant:

Designation:	Approved 102 Option

Number of Options granted:

Purchase Price:	US$

Vesting Commencement Date

Vesting Schedule:	25% of the Options shall vest on the first anniversary of the Vesting Commencement Date, provided that the Optionee continues to have an employment relationship with the Company at such time. Thereafter, the remaining 75% of the Options shall vest in 12 equal quarterly installments following the first anniversary of the Vesting Commencement Date, provided that the Optionee continues to have an employment relationship with the Company at such time.

Expiration Date:	The earlier of (i) __________ or (ii) the termination, expiration or cancelation of the Options in accordance with the terms of the ISOP.

I, the undersigned, hereby acknowledge receipt of a copy of the ISOP and accept the Options subject to all of the terms and provisions thereof. I have reviewed the ISOP and this Option Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing this Option Agreement, and fully understand all provisions of this Option Agreement. I hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions relating to the ISOP and this Option Agreement. I further agree to notify the Company upon any change in the residence address indicated above.

_________________________
_______________________

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EXHIBIT C

IRREVOCABLE PROXY

Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Lemonade Group Inc. 2015 Incentive Share Option Plan and Option Agreement to which this Proxy is attached.

The undersigned, as record holder of securities of Lemonade, Inc. (the “Company”), hereby irrevocably appoints such person or persons as shall be designated from time to time by the Board of the Company (it is being clarified that the Board shall not be required to provide the undersigned with a notice of the identity of such designee in order for the designation to be effective), with the full power of substitution, as my proxy to attend all shareholders’ meetings and to vote, execute consents, and otherwise represent me with respect to any and all shares that the undersigned will hold or be entitled to vote at any time (including without limitation in respect of Shares issued upon exercise of Options under the Lemonade Group Inc. 2015 Incentive Share Option Plan), in the same manner and with the same effect as if the undersigned were personally present at any such meeting or voting such securities or personally acting on any matters submitted to shareholders for approval or consent, including, without limitation (a) any “Transaction” as such term is defined in the Option Plan, or the sale, lease or other disposition of material assets of the Company outside the ordinary course of business; (b) any “Liquidation” or “Dissolution”, as such term is defined or applied in the Company’s Certificate of Incorporation as may be amended from time to time and/or in Section 9 of the ISOP; (c) any sale of all or substantially all of the assets of the Company; (d) any private or public placement of Company shares, including without limitation an “IPO” of the Company as such term is defined in the Certificate of Incorporation; (e) any Bring Along Transaction (as defined in the Option Agreement to which this Proxy is attached) (any of (i)-(v), a “Special Transaction”).

For avoidance of doubt and notwithstanding anything to the contrary herein, the Shares, if represented by this Proxy at any shareholders meeting or in a written consent, shall be taken into account in determining any quorum or other voting requirements.

The Shares shall be voted by the Proxy holder in the same proportion as the votes of the other shareholders of the Company attending at such shareholders meeting in person, by proxy or in any other way and voting thereon. For the avoidance of doubt and notwithstanding anything to the contrary, all Shares represented by this Proxy shall be voted whether or not all other shareholders attended such shareholders meeting.

Without derogating from the above, the undersigned hereby authorizes and grants the proxy holder, upon the approval of any Special Transaction by the required majority, the right to sign and execute in the undersigned’s name and on the undersigned’s behalf any relevant document concerning the Transaction (including any agreement), including any agreement covering or ancillary to the Special Transaction, such as, but not limited to, resolutions, decisions, requests, instruments, receipts and the like, and any affidavit or approval with respect to the Shares or to the rights which they represent in the Company in as much as the proxy holder shall deem it necessary or desirable to do so. In addition and without derogating from the generality of the foregoing, the undersigned hereby authorizes and grants the proxy holder the right to sign any document as aforesaid and any affidavit or approval and/or to make and execute any undertaking in the name of the undersigned and on his behalf if the proxy holder shall, in his sole discretion, deem that the document, affidavit or approval is necessary or desirable for purposes of effectuating any Special Transaction (including without limitation, any lock up or standstill agreement in connection with the Company’s offering of its shares to the public).

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Without derogating from the generality of the foregoing, with respect to a Bring Along Transaction, in the event that shareholders holding the requisite majority required under the Certificate of Incorporation (the “Initiating Shareholders”), indicate their acceptance of a Purchase Offer (as such term is defined in the Option Agreement to which this Proxy is attached) then the proxy holder shall:

(i)            vote all Shares over which the proxy holder then holds voting power (in person, by proxy or by action by written consent, as applicable): (A) in favor of or to approve such proposed transaction and any matter that could reasonably be expected to facilitate such proposed transaction, and (B) against any proposal for any recapitalization, merger, sale of shares or assets or other business combination (other than the transaction contemplated under the Purchase Offer) between the Company and any person or entity (other than the buyer submitting the Purchase Offer) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the definitive agreement(s) related to such Purchase Offer, or which could result in any of the conditions to the Company’s obligations under such agreement(s) not being fulfilled, or that would otherwise impair the ability of the Company to properly and timely consummate such transaction contemplated under the Purchase Offer;

(ii)            waive any dissenting minority or similar rights in connection with the transaction contemplated under the Purchase Offer; and

(iii)            execute the relevant documents (including without limitation any instruments of conveyance and transfer, purchase agreements, merger agreements, escrow agreements, indemnification agreements, etc.) in connection with, and shall otherwise take all actions necessary and reasonable to effect, the transaction contemplated by the Purchase Offer, as requested by the Company and/or the Initiating Shareholders.

This Proxy is made pursuant to the Option Plan and the options granted to the undersigned thereunder. This Proxy shall apply to the fullest extent possible under applicable law. The undersigned acknowledges that this Proxy is coupled with an interest and affects the rights of third parties, including without limitation, the rights of existing shareholders of the Company, and is therefore irrevocable. The undersigned acknowledges that their execution of this Proxy and abiding by its terms was a condition precedent to the grant to the undersigned of options under the Option Plan and to its right to exercise and hold shares pursuant to such options. Accordingly, the undersigned agreed that in the event that the undersigned or anyone on his behalf raises any claims regarding the enforceability or applicability of this Proxy or attempts to narrow the Proxy’s application, the Company shall be entitled, by written notice to the undersigned, to cancel any options granted to the undersigned and repurchase for no consideration any shares issued to the undersigned, such cancellation and repurchase to be effective immediately upon the provision of a written notice by the Company to the undersigned to that effect, without the need for any further action or execution of an instrument of cancellation or transfer.

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This irrevocable Proxy will remain in full force and effect until the consummation of an IPO, upon which it will terminate automatically.

____________________

____________________

____________
Date:

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